Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Ceramics Co., Ltd.

We hereby consent to the incorporation by reference in the Registration Statement of China Ceramics Co., Ltd. (the “Company”) on Form F-3 filed with the SEC on October 9, 2015 (333-206516), Form 20-F filed with the SEC on April 20, 2016 (File No. 001-34944), Form 6-K filed with the SEC on March 8, 2016 (001-34944), Form S-8 filed with the SEC on June 27, 2017 (333-219005), Form 20-F filed with the SEC on May 15, 2017 (001-34944), Form F-3 filed with the SEC on April 16, 2018 (333-224302) and Form F-3 filed with the SEC on May 9, 2018 (333-224302), respectively, of our report dated April 30, 2019, with respect to our audits of the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2018.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

(successor to Centurion ZD CPA Limited of which became successor to AWC (CPA) Limited)

Hong Kong, China

April 30, 2019